UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 28, 2012

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ		07677
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On September 28, 2012 (the “Closing Date”), Par Pharmaceutical Companies, Inc., a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Sky Growth Acquisition Corporation (“Merger Sub”), a Delaware corporation and indirect wholly-owned subsidiary of Sky Growth Holdings Corporation, a Delaware corporation (“Parent”), pursuant to the Agreement and Plan of Merger, dated July 14, 2012, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). As a result of the Merger, the Company is now an indirect wholly-owned subsidiary of Parent. Parent is controlled by investment entities affiliated with TPG Capital, L.P.

Item 1.01 Entry into a Material Definitive Agreement.

1.

Senior Secured Credit Facilities, Security Agreement and Guaranty

Overview.  On the Closing Date, in connection with the Merger, the Company and its subsidiary, Par Pharmaceutical, Inc., as co-borrower entered into a credit agreement and related security and other agreements for (1) a $1,055 million senior secured term loan facility (the “Term Loan Facility”) and (2) a $150 million senior secured revolving loan facility (the “Revolving Facility”, and, together with the Term Loan Facility, the “Senior Credit Facilities”) with certain lenders, Bank of America, N.A., as administrative agent and collateral agent, Bank of America, N.A., Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Citigroup Global Markets Inc., Royal Bank of Canada and BMO Capital Markets Corp. as joint lead arrangers and joint lead bookrunners, Deutsche Bank Securities Inc. and Goldman Sachs Bank USA, as co-syndication agents and Citigroup Global Markets Inc. and Royal Bank of Canada, as co-documentation agents.  In addition to borrowings upon prior notice, the Revolving Facility includes borrowing capacity in the form of letters of credit and borrowings on same-day notice, referred to as swingline loans, in each case, up to $30.0 million.

The credit agreement governing the Senior Credit Facilities provides that, subject to certain conditions, the Company may request additional tranches of term loans and/or increase commitments under the Revolving Facility and/or the Term Loan Facility and/or add one or more incremental revolving credit facility tranches up to a specified amount (or greater amounts if the Company meets certain specified financial ratios). Availability of such additional tranches of term loans or revolving credit facilities and/or increased commitments is subject to, among other conditions, the absence of any default under the credit agreement governing the Senior Credit Facilities and the receipt of commitments by existing or additional financial institutions.

 Interest Rate and Fees. Borrowings under the Senior Credit Facilities bear interest at a rate per annum equal to an applicable margin plus, at the Company’s option, either (a) a base rate determined by reference to the highest of (1) the prime rate of Bank of America, N.A., (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, which, in the case of the Term Loan Facility only, shall be no less than 1.25%. The initial applicable margin for borrowings under the Senior Credit Facilities is 2.75% with respect to base rate borrowings and 3.75% with respect to LIBOR borrowings.  The applicable margin for borrowings under the Revolving Facility will be subject to two 0.25% step-downs based on the Company’s senior secured net leverage ratio at the end of each fiscal quarter, commencing with the first full fiscal quarter ending after the Closing Date.

In addition to paying interest on outstanding principal under the Senior Credit Facilities, the Company will pay customary agency fees and a commitment fee in respect of the unutilized commitments under the Revolving Facility, which will initially be 0.50% per annum. The commitment fee will be subject to a step-down equal to 0.375% per annum based on the Company’s senior secured net leverage ratio at the end of each fiscal quarter, commencing with the first full fiscal quarter ending after the Closing Date.

Mandatory Prepayments. The credit agreement governing the Senior Credit Facilities requires certain mandatory prepayments of outstanding loans under the Term Loan Facility, subject to certain exceptions, based on the Company’s annual excess cash flow, the net cash proceeds of certain asset sales and casualty and condemnation events, subject to reinvestment rights and certain other exceptions, and the net cash proceeds of any incurrence or issuance of debt that is not permitted under the Senior Credit Facilities (other than credit agreement refinancing debt).

Voluntary Prepayments. Voluntary prepayments of the Term Loan Facility in connection with repricing transactions on or prior to the first anniversary of the Closing Date will be subject to a call premium of 1.0%. Otherwise, all outstanding loans under the Senior Credit Facilities may be voluntarily prepaid at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.

Amortization and Final Maturity. The Term Loan Facility requires scheduled quarterly payments, each equal to 0.25% of the original principal amount of the loans under the Term Loan Facility made on the Closing Date, with the balance due and payable on the seventh anniversary of the Closing Date. There is no scheduled amortization of the principal amounts of the loans outstanding under the Revolving Facility. Any principal amount outstanding under the Revolving Facility is due and payable on the fifth anniversary of the Closing Date.

Guarantees and Security.  Par Pharmaceuticals, Inc., one of the Company’s domestic wholly-owned restricted subsidiaries, is a co-borrower and jointly and severally liable with the Company for all obligations under the Senior Credit Facilities. Such obligations of the co-borrower are unconditionally guaranteed by the Company’s immediate parent and certain existing direct or indirect wholly-owned domestic subsidiaries, and are required to be guaranteed by certain future direct or indirect wholly-owned domestic subsidiaries. All obligations under the Senior Credit Facilities, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the Company’s assets and the assets of the co-borrower, the Company’s immediate parent and its subsidiary guarantors, including:

• a first-priority pledge of all of the capital stock of the Company directly held by its parent and a first-priority pledge of all of the capital stock, subject to certain exceptions, directly held by the Company and its subsidiary guarantors (which pledge, in the case of the capital stock of any foreign subsidiary, is limited to 65% of the stock of any first-tier foreign subsidiary); and

• a first-priority security interest in substantially all of the tangible and intangible assets of the Company’s immediate parent, the Company and the subsidiary guarantors.

Certain Covenants and Events of Default. The Senior Credit Facilities contain a number of negative covenants that, among other things and subject to certain exceptions, restrict the Company’s ability and the ability of each of the Company’s subsidiaries to:

• incur additional indebtedness;

• pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness;

• make investments, loans and acquisitions;

• create restrictions on (i) the payment of dividends or other amounts to the Company from its restricted subsidiaries that are not guarantors and (ii) the ability of the Company, its immediate parent and its subsidiary guarantors to incur liens on property for the benefit of the lenders;

• engage in transactions with its affiliates;

• sell assets, including capital stock of its subsidiaries;

•materially alter the business it conducts;

• consolidate or merge;

• incur liens; and

• prepay or amend any subordinated debt or the notes offered thereby.

The Company’s immediate parent is not generally subject to the negative covenants under the Senior Credit Facilities, but is subject to a passive holding company covenant that will limit its ability to engage in certain activities.

In addition, the credit agreement governing the Revolving Facility requires the Company to comply with a maximum senior secured first lien net leverage ratio financial maintenance covenant, to be tested only if, on the last day of each fiscal quarter, revolving loans and/or swingline loans and/or letters of credit (excluding undrawn letters of credit to the extent cash collateralized) are outstanding under the Revolving Facility. The breach of this covenant is subject to certain equity cure rights. The credit agreement governing the Senior Credit Facilities also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including upon a change of control).

2.

Indenture and the Senior Notes due 2020

On the Closing Date, Merger Sub, as the initial issuer, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), executed an indenture (the “Initial Indenture”) pursuant to which the 7⅜% Senior Notes due 2020 (the “Notes”) were issued, and the Company, the subsidiary guarantors, including Par Pharmaceutical, Inc., and the Trustee executed a Supplemental Indenture (the “Supplemental Indenture” and, together with the Initial Indenture, the “Indenture”) pursuant to which the Company assumed the obligations of Merger Sub under the Initial Indenture and the Notes and the subsidiary guarantors guaranteed the Notes on an unsecured senior basis. The Notes bear interest at a rate of 7⅜% per annum, and interest is payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2013. The Notes mature on October 15, 2020.

At any time prior to October 15, 2014, the Company may, at its option and on one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes and any additional notes issued under the Indenture at a redemption price equal to 100% of the aggregate principal amount thereof, plus a premium equal to the stated interest rate per annum on the Notes, plus accrued and unpaid interest, if any, to the redemption date, subject to the right of noteholders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of certain equity offerings; provided that (1) at least 50.0% of the sum of the aggregate principal amount of Notes originally issued under the Indenture on the Closing Date and any additional notes issued under the Indenture after the Closing Date (excluding Notes held by the Company and its subsidiaries) remains outstanding immediately after the occurrence of each such redemption; and (2) each such redemption occurs within 180 days of the date of closing of each such equity offering.

In addition, at any time prior to October 15, 2015, the Company may redeem the Notes, in whole or in part, at its option and on one or more occasions, at a redemption price equal to 100% of the principal amount plus a “make-whole premium” and accrued and unpaid interest and additional interest, if any, to the date of redemption. In addition, the Company may redeem the Notes, in whole or in part, at any time on or after October 15, 2015 at certain specified redemption prices plus accrued and unpaid interest, if any, to the date of redemption.

The Notes are the Company’s senior unsecured obligations and rank equally in right of payment with all of the Company’s existing and future indebtedness that is not expressly subordinated in right of payment thereto. The Notes will be senior in right of payment to any future indebtedness that is expressly subordinated in right of payment thereto and effectively junior to (a) the Company’s existing and future secured indebtedness, including the Senior Credit Facilities described above, to the extent of the value of the collateral securing such indebtedness and (b) all existing and future liabilities of the Company’s non-guarantor subsidiaries.

Upon certain change of control events, each noteholder may require the Company to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

The Indenture contains certain customary covenants and events of default.

3.

Registration Rights Agreement

On the Closing Date, in connection with the issuance of the Notes, Merger Sub entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Goldman, Sachs & Co., as representative of the several initial purchasers of the Notes (the “Initial Purchasers”). Concurrently with the consummation of the Merger, the Company and its subsidiaries, as guarantors of the Notes, entered into a Joinder to the Registration Rights Agreement pursuant to which the Company and the subsidiary guarantors have assumed all of the rights and obligations of Merger Sub under the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, the Company and the guarantors have agreed to use reasonable best efforts to file a registration statement with respect to an offer toexchange the Notes for registered notes under the Securities Act of 1933, as amended (the “Securities Act”), and to use reasonable best efforts to complete the exchange offer as provided in the Registration Rights Agreement on or prior to 365 days following the Closing Date. The Company and the guarantor have also agreed to use reasonable best efforts to file under the Securities Act a shelf registration statement for the resale of the Notes and guarantees if, among other situations, the exchange offer is not available or cannot be effected within such time or upon receipt of a written request from any Initial Purchaser representing that it holds Notes that are or were ineligible to be exchanged in the exchange offer. If the exchange offer is not completed or the shelf registration statement is not effective prior to September 28, 2013, additional interest on the Notes eligible to be included in the registration statement giving rise to such default will accrue at a rate of 0.25% per annum with respect to each subsequent 90-day period, in each case until and including the date such registration obligations are fulfilled, up to a maximum increase of 1.00% per annum

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, the Company terminated its commitments under the credit agreement, dated as of November 17, 2011 among the Company, JPMorgan Chase Bank, N.A, as administrative agent, and the lenders thereto, and repaid all outstanding loans and other obligations in full.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) (other than shares held by the Company, Merger Sub or their subsidiaries, shares rolled over by management and shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights in accordance with Delaware law) was cancelled and automatically converted into the right to receive $50.00 per share in cash, without interest and less any applicable withholding taxes. Following the Merger, on the Closing Date, the Company notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Common Stock from listing on the NYSE and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of the Common Stock on the NYSE was suspended before the opening of trading on October 1, 2012. The Company will file with the Securities and Exchange Commission a certification on Form 15 under the Exchange Act, requesting the deregistration of the Common Stock and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the Common Stock.

Item 3.03 Material Modification to Rights of Security Holders.

Effective as of the closing of the Merger, each share of Common Stock (other than shares held by the Company, Merger Sub or their subsidiaries, shares rolled over by management and shares owned by stockholders who have perfected and not withdrawn a demand for appraisal rights in accordance with Delaware law) was cancelled and automatically converted into the right to receive $50.00 in cash, without interest and less any applicable withholding taxes.

Item 5.01 Changes in Control of Registrant.

As a result of the consummation of the Merger on the Closing Date, a change of control of the Company occurred. Upon the effectiveness of the Merger, the Company became a wholly-owned indirect subsidiary of Parent. The disclosure under Item 3.01 is incorporated herein by reference. The total amount of the consideration payable in connection with the change of control transaction was approximately $1.9 billion. The funds used to consummate the Merger are from equity contributions by TPG Partners VI, L.P. and certain co-investors, proceeds received in connection with debt financing provided by third party lenders as described in Item 1.01 above, and available cash from the Company’s balance sheet.

Item 8.01 Other Events.

The descriptions of the Merger and the transactions related to the Merger Agreement set forth above do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 16, 2012, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAR PHARMACEUTICAL COMPANIES, INC.

By:      /s/  Thomas J. Haughey

Name: Thomas J. Haughey

Title:   President

Date: October 2, 2012